Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

The Macerich Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.01 per share	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—

	Equity	Preferred stock, par value $0.01 per share	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—

	Equity	Depositary shares (1)	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—

	Debt	Debt securities	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—

	Other	Warrants	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—

	Other	Rights	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—

	Other	Stock purchase contracts	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—

	Other	Units (2)	457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	122,595	—	$8,696,240.60	—	—	S-3	333-240975	August 5, 2020	$482.53(4)(5)

Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	159,474	—	$31,830,772.53	—	—	S-3	333-240975	August 5, 2020	$1,891.40(4)(6)

Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	8,042,613	—	$603,624,284.52	—	—	S-3	333-240975	August 5, 2020	$54,481.49(4)(7)

Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	(8)	—	$151,698,560	—	—	S-3	333-240975	August 5, 2020	$16,550.31(4)(8)

	Total Offering Amounts					(3)		$(3)(4)

	Total Fees Previously Paid							$(4)

	Total Fee Offsets							—

	Net Fee Due							$(4)

(1)	Each depositary share will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)

This registration statement registers an unspecified amount of securities of each class that may be offered from time to time in amounts and at offering prices to be determined. It also includes securities that may be issued on exercise, conversion or exchange of other securities with regard to which additional consideration may or may not be required. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional securities as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(4)

In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act, The Macerich Company (the “Company”) is deferring the payment of all of the registration fees, except for filing fees aggregating $73,405.73 that have already been paid with respect to:

(i)

126,265 shares of common stock covered by a prospectus supplement filed pursuant to Rule 424(b)(2) on August 5, 2020 to the prospectus dated August 5, 2020 included in the Company’s registration statement on Form S-3 that it filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2020 (File No. 333-240975) (the “Prior Registration Statement”), of which 122,595 shares of common stock remain unsold;

(ii)

285,610 shares of common stock covered by a prospectus supplement filed pursuant to Rule 424(b)(2) on August 5, 2020 to the prospectus dated August 5, 2020 included in the Prior Registration Statement, of which 159,474 shares of common stock remain unsold;

(iii)

11,501,104 shares of common stock covered by a prospectus supplement filed pursuant to Rule 424(b)(7) on August 5, 2020 to the prospectus dated August 5, 2020 included in the Prior Registration Statement, of which 8,042,613 shares of common stock remain unsold; and

(iv)

shares of common stock having an aggregate offering price of up to $500,000,000 covered by a prospectus supplement filed pursuant to Rule 424(b)(5) on March 26, 2021 to the prospectus dated August 5, 2020 included in the Prior Registration Statement, as supplemented by supplement no. 1 filed pursuant to Rule 424(b)(5) on May 17, 2021, of which shares of common stock having an aggregate offering price of up to $151,698,560 remain unsold.

Pursuant to Rule 415(a)(6), the filing fees previously paid in connection with such unsold shares, a portion of which were previously carried over from Registration Statement Nos. 333-130993, 333-155742, 333-176762, 333-198260 and 333-219872 pursuant to Rule 415(a)(6), will continue to be applied to such unsold shares which are being carried forward from the Prior Registration Statement to this registration statement.

(5)

The securities registered under the Prior Registration Statement included 122,595 unsold shares of common stock originally registered on (i) the Company’s registration statement on Form S-3 that it filed with the SEC on January 12, 2006 (File No. 333-130993) relating to a prospectus supplement filed pursuant to Rule 424(b)(2) on May 3, 2006, (ii) the Company’s registration statement on Form S-3 that it filed with the SEC on November 26, 2008 (File No. 333-155742) relating to prospectus supplements filed pursuant to Rule 424(b)(2) on June 19, 2009, September 18, 2009, December 18, 2009 and March 19, 2010 and (iii) the Prior Registration Statement relating to a prospectus supplement filed pursuant to Rule 424(b)(2) on August 5, 2020. The registration fees with respect to such securities, totaling $482.53, were previously paid in connection with the filing of the prospectus supplements relating to such securities and will continue to be applied to such unsold securities.

Pursuant to Rule 415(a)(6), the filing fees previously paid in connection with such unsold shares, a portion of which were previously carried over from Registration Statement Nos. 333-130993, 333-155742, 333-176762, 333-198260 and 333-219872 pursuant to Rule 415(a)(6), will continue to be applied to such unsold shares which are being carried forward from the Prior Registration Statement to this registration statement.

(6)

The securities registered under the Prior Registration Statement included 159,474 unsold shares of common stock originally registered on the Company’s registration statement on Form S-3 that it filed with the SEC on November 26, 2008 (File No. 333-155742) relating to prospectus supplements filed pursuant to Rule 424(b)(2) on May 22, 2009, August 18, 2009, November 18, 2009 and February 18, 2010. The registration fees with respect to such securities, totaling $1,891.40, were previously paid in connection with the filing of the prospectus supplements relating to such securities and will continue to be applied to such unsold securities.

Pursuant to Rule 415(a)(6), the filing fees previously paid in connection with such unsold shares, a portion of which were previously carried over from Registration Statement Nos. 333-155742, 333-176762, 333-198260 and 333-219872 pursuant to Rule 415(a)(6), will continue to be applied to such unsold shares which are being carried forward from the Prior Registration Statement to this registration statement.

(7)

The securities registered under the Prior Registration Statement included 8,042,613 unsold shares of common stock originally registered on (i) the Company’s registration statement on Form S-3 that it filed with the SEC on November 26, 2008 (File No. 333-155742) relating to a prospectus supplement filed pursuant to Rule 424(b)(7) on July 2, 2010, (ii) the Company’s registration statement on Form S-3 that it filed with the SEC on August 20, 2014 (File No. 333-198260) relating to a prospectus supplement filed pursuant to Rule 424(b)(7) on August 20, 2014 and (iii) the Company’s registration statement on Form S-3 that it filed with the SEC on August 10, 2017 (File No. 333-219872) relating to a prospectus supplement filed pursuant to Rule 424(b)(7) on August 10, 2017 and (iv) the Prior Registration Statement relating to a prospectus supplement filed pursuant to Rule 424(b)(7) on August 5, 2020. The registration fees with respect to such securities, totaling $54,481.49, were previously paid in connection with the filing of the prospectus supplements relating to such securities and will continue to be applied to such unsold securities.

Pursuant to Rule 415(a)(6), the filing fees previously paid in connection with such unsold shares, a portion of which were previously carried over from Registration Statement Nos. 333-155742, 333-176762, 333-198260 and 333-219872 pursuant to Rule 415(a)(6), will continue to be applied to such unsold shares which are being carried forward from the Prior Registration Statement to this registration statement.

(8)

The securities registered under the Prior Registration Statement included unsold shares of common stock having an aggregate offering price of up to $151,698,560 originally registered on the Prior Registration Statement relating to a prospectus supplement filed pursuant to Rule 424(b)(5) on March 26, 2021, as supplemented by supplement no. 1 filed pursuant to Rule 424(b)(5) on May 17, 2021. The registration fee with respect to such securities, totaling $16,550.31, was previously paid in connection with the filing of the prospectus supplement relating to such securities and will continue to be applied to such unsold securities.

Pursuant to Rule 415(a)(6), the filing fees previously paid in connection with such unsold shares will continue to be applied to such unsold shares which are being carried forward from the Prior Registration Statement to this registration statement.